EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126244 and 333-159849 on Form S-8 of our report dated March 22, 2011, relating to the consolidated financial statements of DSW Inc. and its subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of DSW Inc. for the year ended January 29, 2011.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
March 22, 2011